UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 1, 2015

TRAVELCENTERS OF AMERICA LLC

(Exact name of registrant as specified in its charter)

Delaware	001-33274	20-5701514
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24601 Center Ridge Road, Westlake, Ohio	44145
(Address of principal executive offices)	(Zip Code)

440-808-9100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

TravelCenters of America LLC is filing this Current Report on Form 8-K to provide certain pro forma financial information required to be incorporated by reference into the Registration Statement on Form S-3 to be filed on or about the date of this report. The pro forma financial information gives effect to the transactions contemplated by the Transaction Agreement, dated as of June 1, 2015, or the Transaction Agreement, between TravelCenters of America LLC and three of its subsidiaries, referred to collectively as we, our, or us, on the one hand, and our principal landlord, Hospitality Properties Trust, and four of its subsidiaries, which we refer to collectively as HPT, on the other hand. The transactions contemplated by the Transaction Agreement include (i) the amendment and restatement of our lease with HPT for 144 properties, (ii) the sale of properties and other assets to, and our lease back of those properties and assets from, HPT and (iii) the purchase of properties from HPT by us.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

Unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2014 and the six months ended June 30, 2015, and a pro forma condensed consolidated balance sheet as of June 30, 2015, and notes related thereto, are filed as Exhibit 99.1 hereto.

(d) Exhibits.

99.1                        Pro Forma Financial Statements (filed herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELCENTERS OF AMERICA LLC

Date:	September 1, 2015	By:	/s/ ANDREW J. REBHOLZ
Andrew J. Rebholz
Executive Vice President, Chief Financial Officer and Treasurer